Stock Purchase Agreement

                                      among

                                Yale e. Key, Inc.

                                       and

                         RALEIGH K. TURN AND DAVID BUTTS








                            Dated as of June 9, 1997

                            Stock Purchase Agreement

     This Stock Purchase Agreement (this "Agreement") is entered into as of June 9 ,1997 by and among Yale E. Key, Inc., a Texas corporation ("Key"), and Raleigh
K. Turn ("Turn") and David Butts ("Butts") collectively as the "Shareholders".


                                  WITNESSETH :

     Whereas, Key is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

     Whereas, Phoenix Well Service, Inc. ("Phoenix") is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal executive offices at 1306 West County Road 114, Midland, Texas 79706; (P.O. Box 108, Midland, Texas 79702); and

     Whereas, Turn and Butts own 165 shares and 135 shares (the "Phoenix Shares"), respectively, of common stock, par value $1.00 per share, of Phoenix ("Phoenix Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of Phoenix; and

     Whereas, the Shareholders desire to sell to Key and Key desires to purchase from the Shareholders all of the issued and outstanding capital stock of Phoenix.

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                Purchase and Sale

     1.1. Purchase and Sale of Phoenix Shares. Subject to the terms and conditions of this Agreement, on the date hereof, (a) Turn agrees to sell and convey to Key 165 shares of Phoenix Common Stock and (b) Butts agrees to sell and convey 135 shares of Phoenix Common Stock to Key, all of which shall be free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof) (and which, collectively, shall represent the Phoenix Shares), and Key agrees to purchase and accept all of the Phoenix Shares from the Shareholders. Subject to the provisions of Section 1.3 hereof, in consideration of the sale of the Phoenix Shares, Key shall pay to Turn the sum of $1,265,000 and Butts the sum of $1,035,000 (a total of $2,300,000), on the date hereof, by wire transfer of immediately available funds.

     1.2. Delivery of Phoenix Certificates. The Shareholders shall deliver to Key, on the date hereof, duly and validly issued certificates representing all of the Phoenix Shares, each such


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

     certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Key.

     1.3 Adjustment of Purchase Price. Key shall cause to be prepared and delivered to the Shareholders (i) a balance sheet of Phoenix as of the date hereof (the "Final Balance Sheet") within thirty (30) days after the date hereof. Key and the Shareholders shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 60 days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

     (a) If the Final Net Current Value of Phoenix (as defined in Schedule 1.3 hereto) exceeds the 4/30 Net Current Value of Phoenix (as defined in Schedule
1.3 hereto), Key shall pay to the Shareholders the amount of such excess.

     (b) If the Final Net Current Value of Phoenix is less than the 4/30 Net Current Value of Phoenix, the Shareholders shall pay to Key the amount of such difference.


                                    ARTICLE 2

                         Representations and Warranties

     2.1. General Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants to Key as follows:

     2.1.1. Organization and Standing. Phoenix is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     2.1.2. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and


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

     performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (a) the Articles of Incorporation or Bylaws of Phoenix or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Phoenix or any of the Shareholders is a party or by which Phoenix or either of the Shareholders or their respective properties are bound.

     2.1.3. Capitalization. The authorized capitalization of Phoenix consists of 25,000 shares of Phoenix Common Stock, of which, as of the date hereof, 300 shares are issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, Phoenix does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Phoenix Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Phoenix Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

     2.1.4. Ownership of Phoenix Shares. Turn and Butts hold good and valid title to 165 shares and 135 shares, respectively, of the Phoenix Common Stock, free and clear of all Encumbrances which, in the aggregate, constitutes the Phoenix Shares. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the Phoenix Shares, free and clear of all Encumbrances. Upon transfer to Key by the Shareholders of the Phoenix Shares, Key will own the Phoenix Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against Phoenix or either of the Shareholders that concern or affect title to either the Phoenix Shares, or that seek to compel the issuance of capital stock or other securities of Phoenix.

     2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which Phoenix, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

     2.1.6. Financial Statements. The Shareholders have delivered to Key copies of Phoenix's unaudited balance sheet and related statements of income, retained earnings and cash flows as at and for the 12 months ended December 31, 1996
(collectively  the  "12/31  Financial   Statements")  and  copies  of  Phoenix's
unaudited balance sheet (the "4/30 Balance Sheet"), and related statements of income, retained earnings and cash flows (collectively, the "4/30 Financial Statements"), for the four months ended April 30, 1997 (the "Balance Sheet Date"), copies of which are attached hereto as Schedule 2.1.6 The 12/31 Financial Statements and the 4/30 Financial Statements are complete in all material respects. The 12/31 Financial Statements and the 4/30 Financial Statements present fairly the financial condition of Phoenix as of the dates and for the periods indicated. The 12/31 Financial


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

     Statements and the 4/30 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 4/30 Balance Sheet, or which have been thereafter acquired by Phoenix, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of Phoenix reflected in the 4/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of Phoenix's business, and the values at which inventories are carried are at the lower of cost or market.

     2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, Phoenix does not have any liabilities or obligations, either accrued, absolute or contingent, nor does either of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Phoenix, other than those (a) reflected or reserved against in the 4/30 Balance Sheet or (b) incurred in the ordinary course of business since the Balance Sheet Date.

     2.1.8. Additional Phoenix Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

     2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Phoenix, with a description of the nature and amount of any Encumbrances
(defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by Phoenix with a description of the nature and amount of any Encumbrances thereon;

     2.1.8.3. Inventory. All inventory items or groups of inventory items owned by Phoenix, excluding raw materials and work in process, which raw materials and work in process are valued on the 4/30 Balance Sheet, together with the amount of any Encumbrances thereon;

     2.1.8.4. Receivables. All accounts and notes receivable of Phoenix, together with (a) aging schedules by invoice date and due date, (b) the amounts provided for as an allowance for bad debts, (c) the identity and location of any asset in which Phoenix holds a security interest to secure payment of the underlying indebtedness,


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

     and (d) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

     2.1.8.5. Payables. All accounts and notes payable of Phoenix, together with an appropriate aging schedule;

     2.1.8.6. Insurance. All insurance policies or bonds currently maintained by Phoenix, including title insurance policies, including those covering Phoenix's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     2.1.8.7. Contracts. All contracts, including leases under which Phoenix is lessor or lessee, which are to be performed in whole or in part after the date hereof;

     2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of Phoenix or any employee benefit plan maintained by Phoenix, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements (collectively, "Employee Plans");

     2.1.8.9. Certain Salaries. The names and salary rates of all present employees of Phoenix, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

     2.1.8.10. Bank Accounts. The name of each bank in which Phoenix has an account and the names of all persons authorized to draw thereon;

     2.1.8.11. Employee Agreements. Any collective bargaining agreements of Phoenix with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of Phoenix;

     2.1.8.12. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used by Phoenix;


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

     2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by Phoenix, whether and where such names are registered and where used;

     2.1.8.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Phoenix relating thereto or with respect to collateral securing the same;

     2.1.8.15. Guaranties. All indebtedness, liabilities and commitments of others and as to which Phoenix is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

     2.1.8.16. Reserves and Accruals. All accounting reserves and accruals maintained in the 4/30 Balance Sheet;

     2.1.8.17. Leases. All leases to which Phoenix is a party (as either lessor or lessee); and

     2.1.8.18. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Phoenix and all environmental audits, assessments, investigations and reviews conducted by Phoenix within the last five years or otherwise within the possession of Phoenix on any property owned or used by Phoenix, including, specifically, a Phase I Environmental Site
Assessment (which shall have been conducted in conformance with the scope and limitations of the ASTM Standard E 1527 by an environmental consultant approved by Key) of any real property leased by Phoenix, the cost of which shall have been paid by the Shareholders and not by Phoenix. The Shareholders shall also cause a Phase II Environmental Site Assessment to be conducted on such property at their sole expense by an environmental consultant acceptable to Key, if deemed warranted by Key.

     2.1.9. No Defaults. Phoenix is not a party to, or bound by, any contract or arrangement of any kind to be performed after the Effective Date, nor is Phoenix in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

     2.1.10. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

     2.1.10.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Phoenix;


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     2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of Phoenix (whether or not covered by insurance);

     2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Phoenix Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Phoenix of any such stock;

     2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Phoenix's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

     2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature; or

     2.1.10.6. Other Material Changes. Any other event or condition known to either of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of Phoenix.

     2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Phoenix for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; Phoenix has only done business in the State of Texas; all taxes shown by such returns to be payable and any other taxes due and payable have been paid (other than those being contested in good faith by Phoenix); and the tax provision reflected in the 4/30 Balance Sheet is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Phoenix at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to Phoenix or its assets or business. No waiver of any statute of limitations executed by Phoenix with respect to any income or other tax is in effect for any period. The income tax returns of Phoenix have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of Phoenix except for taxes not yet currently due. Phoenix is not subject to any tax-sharing or allocation agreement. Phoenix is not, nor has it ever attempted to become a Subchapter S-Corporation under the Internal Revenue Code of 1986, as amended. Phoenix is not and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

     2.1.12. Intellectual Property. Phoenix owns or possesses licenses to use all Intellectual Property that is either material to the business of Phoenix or that is necessary for the rendering of any services rendered by Phoenix and the use or sale of any equipment or


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     products used or sold by Phoenix  (collectively,  the "Phoenix Intellectual
Property"), including all such Intellectual Property listed in Schedule 2.1.8 hereto. The Phoenix Intellectual Property is owned or licensed by Phoenix free and clear of any Encumbrance. Phoenix has not granted to any other person any license to use any Phoenix Intellectual Property. Phoenix has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Phoenix of the Phoenix Intellectual Property or otherwise in connection with Phoenix's operation of its business.

     2.1.13. Title to and Condition of Assets. Phoenix has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 4/30 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except
(a) Encumbrances reflected in the 4/30 Balance Sheet or in Schedule 2.1.8 hereto, (b) liens for current taxes not yet due and payable, and (c) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of Phoenix. All leases pursuant to which Phoenix leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Phoenix and in respect to which Phoenix has not taken adequate steps to prevent a default from occurring. The buildings and premises of Phoenix that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of Phoenix are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by Phoenix or either of the Shareholders, except such as have been fully complied with.

     2.1.14. Contracts. All contracts, leases, plans or other arrangements to which Phoenix is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of Phoenix. Phoenix is not, and to the knowledge of either of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on Phoenix. Neither of the Shareholder has received any information which would cause such Shareholder to conclude that any customer of Phoenix


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

     will (or is likely to) cease doing business with Phoenix (or its successors) as a result of the consummation of the transactions contemplated hereby.

     2.1.15.   Licenses   and   Permits.    Phoenix   possesses   all   permits,
authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") necessary under law or otherwise for Phoenix to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used (collectively, the "Phoenix Permits") including all such Permits listed in Schedule 2.1.15 hereto. Each of the Phoenix Permits and Phoenix's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Phoenix subject to administrative powers of regulatory agencies having jurisdiction. Phoenix is in compliance in all material respects with the terms of each of the Phoenix Permits. None of the Phoenix Permits has been, or to the knowledge of any of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

     2.1.16. Litigation. there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Phoenix is a party or, to the knowledge of either of the Shareholders, might become a party or which particularly affects Phoenix, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Phoenix, pending or, to the knowledge of either of the Shareholders, threatened.

     2.1.17. Environmental Compliance.

     2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern (defined below), on any property presently or previously owned, leased or operated by Phoenix, or on any property to which Substance of Environmental Concern or waste generated by Phoenix's operations or use of its assets were disposed of, which would have a material adverse effect on the business or business prospects of Phoenix. The term "Substance of Environmental Concern" means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (defined below), that is regulated pursuant to or could give rise to liability under any Environmental Law;

     2.1.17.2. Permits, etc. Phoenix has, and within the period of all applicable statutes of limitations has had, in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is,


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     and within the period of all applicable  statutes of limitations,  has been operating in compliance thereunder;

     2.1.17.3. Compliance. Phoenix's operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. "Environmental Law" as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

     2.1.17.4. Environmental Claims. No notice has been received by Phoenix or either of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

     2.1.17.5. Enforcement. Phoenix, and to the Shareholders' knowledge, no predecessor of Phoenix or other party acting on behalf of Phoenix, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

     2.1.17.6. Liabilities. Phoenix has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

     2.1.17.7. Renewals. Neither of the Shareholders knows of any reason Phoenix (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any of the Environmental Law to conduct and use any of Phoenix's current or planned operations; and

     2.1.17.8. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by Phoenix, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by Phoenix in its operations or on its properties.

     2.1.18. Compliance with Other Laws. Phoenix is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational

     Safety and Health Act (29 U.S.C. 651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

     2.1.19. No ERISA Plans or Labor Issues. Phoenix does not currently sponsor, maintain or contribute to and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Phoenix does not maintain any plan, program, policy, contract or other arrangement that provides retirement, medical, dental, disability, life insurance or other benefits to any current or former employees of Phoenix, including any retired employees, or their beneficiaries or dependents. Phoenix is not obligated to pay any severance or benefits to any employee or former employee of Phoenix as the result of any change in the ownership or control of Phoenix ("Retained Employee Liabilities"). Phoenix shall be solely responsible for all wages, benefits, vacation pay, sick or disability pay, taxes and other compensation and payroll items, workers' compensation and other claims, damages, obligations, commitments and assessments with respect to its employees, and their dependents and beneficiaries, through the date of this Agreement. Phoenix has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on its operations or assets. Phoenix does not have any dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of either of the Shareholders, any disputes threatened by current or former employees of Phoenix.

     2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to Phoenix or any of the transactions contemplated by this Agreement is pending or, to the knowledge of either of the Shareholders, threatened, nor has any governmental entity indicated to Phoenix an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of either of the Shareholders, threatened against or affecting Phoenix at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of Phoenix.

     2.1.21. Absence of Certain Business Practices. Neither Phoenix nor any officer, employee or agent of Phoenix, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of Phoenix (or to assist Phoenix in connection with any actual or proposed transaction) which (a) might subject Phoenix to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of Phoenix as reflected in the

     12/31 Financial Statements and the 4/30 Financial Statements, or (c) if not continued in the future, might materially adversely effect the assets, business operations or prospects of Phoenix or which might subject Phoenix to suit or penalty in a private or governmental litigation or proceeding.

     2.1.22. No Untrue Statements. Phoenix and each of the Shareholders have made available to Key true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to Phoenix's assets and business, and such information covers all commitments and liabilities of Phoenix relating principally to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

     2.1.23. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by Phoenix or either of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.1.24. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Phoenix and the Shareholders and their counsel directly with Key and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

     2.2. General Representations of Key. Key represents and warrants to each of the Shareholders as follows

     2.2.1. Organization and Good Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     2.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Key will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) the Articles of Incorporation or Bylaws of Key or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its property is bound.

     2.2.3. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Key in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.


     2.2.4. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Phoenix and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 3

                              Additional Agreements

     3.1. Noncompetition. Except as otherwise consented to or approved in writing by Key, each of the Shareholders agrees that for a period of 60 months following the date of execution hereof, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (a) engage in competition with the business or businesses conducted by Phoenix, Key or any affiliate of Key, or in any service business the services of which are provided and marketed by Phoenix, Key or any affiliate of Key in the states of Texas, Oklahoma or New Mexico; (b) request any present customers or suppliers of Phoenix to curtail or cancel their business with Key or any affiliate of Key; (c) disclose to any person, firm or corporation any trade, technical or technological secrets of Phoenix, Key or any affiliate of Key or any details of their organization or business affairs or (d) induce or actively attempt to influence any employee of Key or any affiliate of Key to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under any applicable laws requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that Key and its affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that Key or Any affiliate of Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this
Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

     3.2. Employment Agreements. From the date hereof, Butts will be employed by Phoenix at a salary of $7,500 per month for a period of twenty-four (24) months following the date hereof, pursuant to an Employment Agreement executed and delivered in connection herewith.

     3.3. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.


                                    ARTICLE 4

                                 Indemnification

     4.1. Indemnification by Shareholders. In addition to any other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall indemnify, defend and hold harmless Phoenix and Key and their representatives, officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obliga tions, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys', experts' and consultants' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach by either of the Shareholders of (or the failure of either of the Shareholders to perform) their respective re presentations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by either of the Shareholders under this Agreement or (ii) any Retained Employee Liabilities.

     4.2. Indemnification by Key. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Phoenix or either of the Shareholders by or on behalf of Key under this Agreement.

     4.3. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Sections 4.1 4.2, 4.4 or
4.5 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 4, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

     4.4. Litigation Indemnification by Shareholders. In addition to any other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall indemnify, defend and hold harmless Phoenix and Key and their respective officers, directors, employees, agents and stockholders, against and with respect to any Damages that such indemnitees shall incur or suffer, which arise, result from or relate to or arise out of any matters arising out of or related to the Shareholder's or Phoenix's relationship to or dealings with Southwest Petroservices, Inc.

     4.5. Indemnification of Turn and Butts by Key for Certain Phoenix Obligations. In addition to other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall indemnify, defend and hold harmless the Shareholders against and with respect to any personal liability they may incur as a result of having guaranteed the obligations of Phoenix listed on Schedule 4.5 hereto.


                                    ARTICLE 5

                                  Miscellaneous

     5.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely without limitation despite any investigation made by any party hereto or on its behalf.

     5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     5.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

If to Key

Addressed to:                           With copies to:

Yale E. Key, Inc.                       Yale E. Key, Inc.
Two Tower Center, Tenth Floor           P. O. Box 10627
East Brunswick, New Jersey 08816        Midland, Texas 79702
Attn: General Counsel                   Attn: President
Facsimile:  (908) 247-5148              Facsimile: (915) 570-8990

                                        Lynch, Chappell & Alsup
                                        300 N. Marienfeld, Suite 700
                                        Midland, Texas 79701
                                        Attn: James M. Alsup
                                        Facsimile: (915) 683-2587

                                        If to either Shareholder


Addressed to:                           With a copy to:
Mr. David Butts                         McMahon, Tidwell, Hansen, Atkins
P. O. Box 108                               & Peacock
Midland, Texas 79702                    4001 E. 42nd, Suite 200
Facsimile: (915) __________             Odessa, Texas 79762
                                        Attn: Michael G. Kelly
Mr. Raleigh K. Turn                     Facsimile: (915) 363-9121
2617 Andrews Court
Moore, Oklahoma 73160

     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     5.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     5.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     5.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas

     IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                        YALE E. KEY, INC.


                                        By:
                                        C. Ron Laidley, President


                                        SHAREHOLDERS



                                        Raleigh K. Turn




                                        David Butts

                                  SCHEDULE 1.3

                      PURCHASE PRICE ADJUSTMENT DEFINITIONS


     Final Net Current Value of Phoenix

     "Final Net Current Value of Phoenix" means the dollar amount by which the Final Total Current Assets exceed the Final Total Liabilities.

     "Final Total Current Assets" means the dollar amount specified for the "Total Current Assets" line item on the Final Balance Sheet.

     "Final Total Liabilities" means the dollar amount of the sum of (a) the Final Total Current Liabilities plus (b) the Final Total Long Term Liabilities.

     "Final Total Current Liabilities" means the dollar amount specified for the "Total Current Liabilities" line item on the Final Balance Sheet.

     "Final Total Long Term Liabilities" means the dollar amount specified for the "Total Long Term Liabilities" line item on the Final Balance Sheet.


4/30 Net Current Value of Phoenix

     "4/30 Net Current Value of Phoenix" means the dollar amount by which the 4/30 Total Current Assets exceed the 4/30 Total Liabilities.

     "4/30 Total Current Assets" means the dollar amount specified for the "Total Current Assets" line item on the 4/30 Balance Sheet.

     "4/30 Total Liabilities" means the dollar amount of the sum of (a) the 4/30 Total Current Liabilities plus (b) the 4/30 Eligible Long Term Liabilities.

     "4/30 Total Current Liabilities" means the dollar amount specified for the "Total Current Liabilities" line item on the 4/30 Balance Sheet.

     "4/30 Eligible Long Term Liabilities" means the dollar amount specified for the "Total Long Term Liabilities" line item on the 4/30 Balance Sheet less the dollar amount specified for the "Notes Payable Related Party" line item on the 4/30 Balance Sheet.